             MORGAN STANLEY OPPORTUNISTIC MUNICIPAL HIGH INCOME FUND

                              DECLARATION OF TRUST

                             Dated: February 6, 2006

                           1221 Avenue of the Americas
                               New York, NY 10020

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ARTICLE IV     INVESTMENT ADVISER, DISTRIBUTOR, CUSTODIAN AND

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                                   (CONTINUED)

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ARTICLE V      LIMITATIONS OF LIABILITY OF SHAREHOLDERS, TRUSTEES
               AND OTHERS................................................     9

   Section 5.1.    No Personal Liability of Shareholders, Trustees, etc..     9

   Section 5.5.    No Duty of Investigation; Notice in

ARTICLE VII    DETERMINATION OF NET ASSET VALUE, NET INCOME

                                      -ii-

                                   (CONTINUED)

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                                      -iii-

                              DECLARATION OF TRUST
                                       OF
             MORGAN STANLEY OPPORTUNISTIC MUNICIPAL HIGH INCOME FUND

                             Dated: February 6, 2006

     THE DECLARATION OF TRUST of Morgan Stanley Opportunistic Municipal High
Income Fund is made the 6th day of February, 2006 by the parties signatory hereto, as trustees (such persons, so long as they shall continue in office in accordance with the terms of this Declaration of Trust, and all other persons who at the time in question have been duly elected or appointed as trustees in accordance with the provisions of this Declaration of Trust and are there in office, being hereinafter called the "Trustees").

                                   WITNESSETH:

     WHEREAS, the Trustees desire to form a trust fund under the laws of
Massachusetts for the investment and reinvestment of funds contributed thereto;
and

     WHEREAS, it is provided that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest as hereinafter provided;

     NOW, THEREFORE, the Trustees hereby declare that they will hold in trust, all money and property contributed to the trust fund to manage and dispose of the same for the benefit of the holders from time to time of the shares of beneficial interest issued hereunder and subject to the provisions hereof, to wit:

                                    ARTICLE I

                              NAME AND DEFINITIONS

     Section 1.1. Name. The name of the trust created hereby is the "Morgan
Stanley Opportunistic Municipal High Income Fund," and so far as may be
practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust"
wherever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.

     Section 1.2. Definitions. Wherever they are used herein, the following terms have the following respective meanings:

          (a) "By-Laws" means the By-Laws referred to in Section 3.9 hereof, as from time to time amended.

          (b) The terms "Commission," "Affiliated Person" and "Interested
Person," have the meanings given them in the 1940 Act.

          (c) "Common Shareholder" means a record owner of outstanding Common
Shares.

          (d) "Common Shares" means the common shares of beneficial interest in the Trust as described in Section 6.1 hereof and includes fractions of Common
Shares as well as whole Common Shares.

          (e) "Declaration" means this Declaration of Trust as amended from time to time. Reference in this Declaration of Trust to "Declaration," "hereof,"
"herein" and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

          (f) "Distributor" means the party, other than the Trust, to the contract described in Section 4.3 hereof.

          (g) "Fundamental Policies" shall mean the investment policies and restrictions set forth in the Registration Statement and designated as fundamental policies therein.

          (h) "Investment Adviser" means any party, other than the Trust, to a contract described in Section 4.1 hereof.

          (i) "Majority Shareholder Vote" means the vote of the holders of a majority of Shares, which shall consist of: (i) a majority of Shares represented in person or by proxy and entitled to vote at a meeting of Shareholders at which a quorum, as determined in accordance with the By-Laws, is present; (ii) a majority of Shares issued and outstanding and entitled to vote when action is taken by written consent of Shareholders; and (iii) a "majority of the outstanding voting securities," as the phrase is defined in the 1940 Act, when any action is required by the 1940 Act by such majority as so defined.

          (j) "1940 Act" means the Investment Company Act of 1940 and the rules and regulations thereunder as amended from time to time.

          (k) "Preferred Shareholder" means a record owner of outstanding
Preferred Shares.

          (l) "Preferred Shares" means the preferred shares of beneficial interest in the Trust as described in Section 6.1 hereof and includes fractions of Preferred Shares as well as whole Preferred Shares.

          (m) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          (n) "Registration Statement" means the Registration Statement of the
Trust under the Securities Act of 1933 as such Registration Statement may be amended and filed with the Commission from time to time.

          (o) "Shareholder" means a record owner of outstanding Shares.

          (p) "Shares" means the units of interest into which the beneficial interest in the Trust shall be divided from time to time as described in Section
6.1 and includes fractions of Shares as well as whole Shares.

          (q) "Transfer Agent" means the party, other than the Trust, to the contract described in Section 4.4 hereof.

          (r) "Trust" means the Morgan Stanley Opportunistic Municipal High
Income Fund.

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          (s) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the
Trust or the Trustees.

          (t) "Trustees" means the persons who have signed the Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

                                   ARTICLE II

                                    TRUSTEES

     Section 2.1. Number of Trustees. The number of trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than three (3) nor more than fifteen (15) except as such number shall be increased in connection with the rights of the holders of the
Preferred Shares to elect a majority of the Trustees as provided in Section 6.1 hereof. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term unless the Trustee is specifically removed pursuant to Section 2.2 of this Article 11 at the time of decrease.

     Section 2.2. Term of Office of Trustees. The term of office of all of the
Trustees shall expire on the date of the first annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the Registration
Statement relating to the Shares tinder the Securities Act of 1933, as amended.
Following the first annual or special meeting, the Board of Trustees shall be divided into three classes. Within the limits above specified, the number of
Trustees in each class shall be determined by resolution of the Board of
Trustees. The term of office of the first class shall expire on the date of the second annual meeting of Shareholders or special meeting in lieu thereof. The term of office of the second class shall expire on the date of the third annual meeting of Shareholders or special meeting in lieu thereof. The term of office of the third class shall expire on the date of the fourth annual meeting of
Shareholders or special meeting in lieu thereof. Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the third annual meeting of Shareholders or special meeting in lieu thereof following such expiration to succeed the Trustees whose terms of office expire. The Trustees shall be elected by a Majority Shareholder Vote at an annual meeting of Shareholders or special meeting in lieu thereof called for that purpose, except as provided in Section 2.3 of this Article; provided, however, that the Preferred Shareholders voting as a class at an annual meeting of the Shareholders or special meeting in lieu thereof called for such purpose, shall elect at least two (2) Trustees at all times, and, provided, further, that the Preferred Shareholders voting as a class shell elect at least a majority of the Trustees, which number of Trustees shall be increased appropriately in order to effectuate such rights after giving effect to resignations of Trustees, if
(i) at any time the dividends on the Preferred Shares shall be unpaid in an amount equal to two (2) full years' dividends on the Preferred Shares, with such representation to continue until all dividends in arrears shall have been paid or otherwise provided for, or (ii) pursuant to the designations and powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Shares as determined in accordance with Section 6.1 hereof. Each
Trustee elected shall hold office until his successor shall have been elected and shall have qualified; except that (a) any Trustee may resign his trust
(without need for prior or subsequent accounting) by an instrument in writing signed by him or her and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b)
any Trustee may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 2.1 hereof) with cause, at any time by written instrument, signed by the remaining Trustees, specifying the

                                       -3-

date when such removal shall become effective, provided, however, that the
Trustees elected by one class of Shares shall have no power to so remove any
Trustee elected by another class of Shares; (c) any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) a Trustee may be removed at any meeting of Shareholders by a vote of eighty percent (80%) of the outstanding
Shares of the class or classes of Shares of beneficial interest that elected such Trustee. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

     Section 2.3. Resignation and Appointment of Trustees. In case of the declination, death, resignation, retirement, removal or inability of any of the
Trustees, or in case a vacancy shall, by reason of an increase in number, or for any other reason, exist, the remaining Trustees or, prior to the public offering of Shares of the Trust, if only one Trustee shall then remain in office, the remaining Trustee, shall fill such vacancy by appointing such other person as they or he, in their or his discretion, shall see fit. Such appointment shall be evidenced by a written instrument signed by a majority of the remaining Trustees or by the remaining Trustee, as the case may be. Any such appointment shall not become effective, however, until the person named in the written instrument or appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. Within twelve months of such appointment, the Trustees shall cause notice of such appointment to be mailed to each Shareholder at his address as recorded on the books of the Trust.
An appointment of a Trustee may be made by the Trustees then in office and notice thereof mailed to Shareholders as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. The power of appointment is subject to the provisions of
Section 16(a) of the 1940 Act.

     Section 2.4. Vacancies. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.3, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration subject to the rights of the holders of the Preferred Shares to elect a Trustee to fill such vacancy in accordance with the terms and provisions hereof. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.

     Section 2.5. Delegation of Power to Other Trustees. Subject to the
provisions of the 1940 Act, any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other
Trustee or Trustees; provided that in no case shall less than two (2) Trustees personally exercise the powers granted to the Trustees under the Declaration except as herein otherwise expressly provided. Nothing in this Section 2.5 shall apply to, or limit the ability of any Trustee to grant any power of attorney for the purpose of executing any registration statement filed with the Commission or thereto relating to Shares.

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                                   ARTICLE III

                               POWERS OF TRUSTEES

     Section 3.1. General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees, were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by the Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of
Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities wheresoever in the world they may be located and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the
Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of the
Declaration, the presumption shall be in favor of a grant of power to the
Trustees.

     The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

     Section 3.2. Investments. The Trustees shall have the power to:

          (a) conduct, operate and carry on the business of an investment company;

          (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute, lend or otherwise deal in or dispose of negotiable or nonnegotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, options, commodities, commodity futures contracts and related options, currencies, currency futures and forward contracts, and other securities, investment contracts and other instruments of any kind, including, without limitation, those issued, guaranteed or sponsored by any and all persons including, without limitation, states, territories and possessions of the United States, the
District of Columbia and any of the political subdivisions, agencies or instrumentalities thereof, and by the United States Government or its agencies or instrumentalities, foreign or international instrumentalities, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory or possession thereof, and of corporations or organizations organized under foreign laws, or in "when issued" contracts for any such securities, or retain Trust assets in cash and from time to time change the investments of the assets of the Trust; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trust may invest should the Fundamental Policies be amended.

     The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

     Section 3.3. Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title of any Trust Property to be held

                                       -5-

by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

     Section 3.4. Issuance and Repurchase of Securities. The Trustees shall have the power to issue, sell, repurchase, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VI, VII and VIII hereof, to apply to any such repurchase, retirement, cancellation or acquisition of Common Shares or
Preferred Shares any funds or property of the Trust, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the
Commonwealth of Massachusetts governing business corporations.

     Section 3.5. Borrowing Money; Lending Trust Assets. Subject to the
Fundamental Policies, the Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other
Person and to lend Trust assets.

     Section 3.6. Delegation; Committees. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the
Trust and the Trust Property and applicable provisions of the 1940 Act, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

     Section 3.7. Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust;
and to enter into releases, agreements and other instruments.

     Section 3.8. Expenses. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

     Section 3.9. Manner of Acting; By-Laws. Except as otherwise provided herein or in the By-Laws or by any provision of law, any action to be taken by the
Trustees may be taken by a majority of the Trustees present at a meeting of
Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of all the Trustees. The Trustees may adopt By-Laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-Laws to the extent such power is not reserved to the Shareholders.

     Section 3.10. Miscellaneous Powers. The Trustees shall have the power to:

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          (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust or any Series thereof,

          (b) enter into joint ventures, partnerships and any other combinations or associations;

          (c) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine;

          (d) purchase, and pay for out of Trust Property or the property of the
Trust, insurance policies insuring the Common and/or Preferred Shareholders,
Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted to be taken by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability;

          (e) establish pension, profit-sharing, Share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust;

          (f) to the extent permitted by law, indemnify any person with whom the
Trust has dealings, including any Investment Adviser, Distributor, Transfer
Agent and selected dealers, to such extent as the Trustees shall determine;

          (g) guarantee indebtedness or contractual obligations of others;

          (h) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and

          (i) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

     Section 3.11. Principal Transactions. Except in transactions permitted by the 1940 Act or any rule or regulation thereunder, or any order of exemption issued by the Commission, or effected to implement the provisions of any agreement to which the Trust is a party, the Trustees shall not, on behalf of the Trust, buy any securities (other than Common or Preferred Shares) from or sell any securities (other than Common or Preferred Shares) to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Investment Adviser, Distributor or Transfer Agent or with any
Affiliated Person of such Person; but the Trust may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

     Section 3.12. Litigation. The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the
Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any person, including a
Shareholder in its own

                                       -7-

name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.

     Section 3.13. Trustees and Officers as Shareholders. No officer or Trustee of the Trust, and no officer or director of the Investment Adviser or the
Distributor, and no Investment Adviser or Distributor of the Trust, shall take a short position in Shares.

                                   ARTICLE IV

          INVESTMENT ADVISER, DISTRIBUTOR, CUSTODIAN AND TRANSFER AGENT

     Section 4.1. Investment Adviser. Subject to approval by a Majority
Shareholder Vote, the Trustees may in their discretion from time to time enter into one or more investment advisory or management contracts whereby the other party or parties to any such contracts shall undertake to furnish the Trust such management, investment advisory, administration, accounting, legal, statistical and research facilities and services, promotional or marketing activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of the
Declaration, the Trustees may authorize the Investment Advisers, or any of them, under any such contracts (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales loans or exchanges of portfolio securities and other investments of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of such
Investment Advisers, or any of them (and all without further action by the
Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

     Section 4.2. Administrative Services. The Trustees may in their discretion from time to time contract for administrative personnel and services whereby the other party shall agree to provide the Trustees or the Trust administrative personnel and services to operate the Trust on a daily or other basis, on such terms and conditions as the Trustees may in their discretion determine. Such services may be provided by one or more persons or entitles.

     Section 4.3. Distributor. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of Shares whereby the Trust may either agree to sell the Shares to the other parties to the contracts, or any of them, or appoint any such other party its sales agent for such Shares. In either case, any such contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws, including, without limitation, the provision for the repurchase or sale of Shares of the Trust by such other party as principal or as agent of the Trust, and for entry by the other parties to the contracts into selected dealer agreements with registered securities dealers to further the purpose of distribution of the Shares.

     Section 4.4. Transfer Agent. The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract whereby the other party to such contract shall undertake to furnish transfer agency and shareholder services to the Trust. The contract shall have such terms and conditions as the Trustees may in their discretion determine not inconsistent with the Declaration or the By-Laws. Such services may be provided by one or more Persons.

     Section 4.5. Custodian. The Trustees may appoint or otherwise engage one or more banks or trust companies, each having an aggregate capital, surplus and undivided profits (as shown in its last published report) of at least five million dollars ($5,000,000) to serve as Custodian with authority as its

                                       -8-

agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust.

     Section 4.6. Parties to Contract. Any contract of the character described in Sections 4.1, 4.2, 4.3, 4.4, or 4.5 of this Article IV and any other contract may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article IV. The same Person may be the other party to any contracts entered into pursuant to Sections 4.1, 4.2, 4.3,
4.4 or 4.5 above or otherwise, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.6.

     Section 4.7. Compliance with the 1940 Act. Any contract entered into pursuant to Sections 4.1, 4.2 and 4.3 shall be consistent with and subject to the requirements of Section 15 of the 1940 Act (including any amendment thereof or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal thereof.

                                    ARTICLE V

          LIMITATIONS OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND OTHERS

     Section 5.1. No Personal Liability of Shareholders, Trustees, etc. No
Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the
Trust. No Trustee, officer, employee or agent of the Trust shall he subject to any personal liability whatsoever to any Person, other than the Trust or its
Shareholders, in connection with the Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee or agent, as such, of the Trust is made a party to any suit or proceeding to enforce any such liability, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each
Shareholder harmless from and against all claims and liabilities to which such
Shareholder may become subject by reason of his being or having been a
Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

     Section 5.2. Non-Liability of Trustees, etc. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders, or to any
Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties.

     Section 5.3. Indemnification. (a) The Trustees shall provide for indemnification by the Trust of any person who is, or has been, a Trustee, officer, employee or agent of the Trust against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action,

                                       -9-

suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee, officer, employee or agent and against amounts paid or incurred by him in the settlement thereof, in such manner as the Trustees may provide from time to time in the By-Laws.

          (b) The words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including appeals), actual or threatened; and the words "liability" and
"expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     Section 5.4. No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

     Section 5.5. No Duty of Investigation; Notice in Trust Instruments, etc. No
purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under the
Declaration, and that the obligations of the Trust under any such instrument are not binding upon any of the Trustees or Shareholders, individually, but bind only the Trust Estate, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not affect the validity of such obligation, contract, instrument, certificate, Share, security or undertaking and shall not operate to bind the Trustees or Shareholders individually. The Trustees may maintain insurance for the protection of the
Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

     Section 5.6. Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the
Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any Investment Adviser, Distributor, Transfer
Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the
Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI

                          SHARES OF BENEFICIAL INTEREST

     Section 6.1. Beneficial interest. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest of
$.01 par value. The Board of Trustees of the Trust may authorize separate classes of shares together with such designations and powers, preferences and rights, qualifications, limitations and restrictions as may be determined from time to time by the Board of Trustees. The number of such shares of beneficial interest authorized hereunder is unlimited. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in
Shares or a split in Shares, shall be fully paid and nonassessable.

                                      -10-

     Pursuant to the powers vested in the Board of Trustees by this Section 6.1, the Board of Trustees hereby authorizes the issuance of an unlimited number of
Common Shares of beneficial interest, par value $.01 per share (the "Common
Shares") together with 1,000,000 shares of beneficial interest, par value of
$.01 per share (the "Preferred Shares").

     The designations and powers, preferences and rights, and the qualifications, limitations and restrictions of the Common Shares are as set forth in this Declaration of Trust.

     The designations and powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Shares are as follows:

     The Preferred Shares shall be issued from time to time in one or more series with such distinctive serial designations and (i) may have such voting powers, full or limited; (ii) may be subject to redemption at such time or times and at such price or prices; (iii) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of shares; (iv) may have such preferences or other rights upon the dissolution of, or upon any distribution of the assets of, the Trust; (v) may be made convertible into, or exchangeable for, shares of any other class or classes of shares of the Trust, at such price or prices or at such rates of exchange and with such adjustments; (vi) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Shares from time to time adopted by the Board of Trustees pursuant to authority so to do which is hereby expressly vested in the Board;
and are as further set out in this Declaration of Trust.

     Section 6.2. Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust, nor can they be called upon to assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in the Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights except as the Trustees may determine with respect to any class or series of shares.

     Section 6.3. Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each
Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust.
Nothing in the Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

     Section 6.4. Issuance of Shares. The Trustees, in their discretion may, from time to time without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares or any class or series thereof into a greater or lesser number without thereby

                                      -11-

changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for whole Shares and/or 1/1,000ths of a Share of integral multiples thereof.

     Section 6.5. Register of Shares. A register shall be kept in respect of the
Trust at the principal office of the Trust or at an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Such register shall be conclusive as to who are the holders of the Common Shares and Preferred
Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Common Shareholders and Preferred
Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the
By-Laws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. The Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

     Section 6.6. Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

     Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer
Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the
Trustees nor any Transfer Agent or registrar nor any officer or agent of the
Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law, except as may otherwise be provided by the laws of the Commonwealth of Massachusetts.

     Section 6.7. Notices. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage pre-paid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust. Annual reports and proxy statements need not be sent to a Shareholder if: (i) an annual report and proxy statement for two consecutive annual meetings, or (ii) all, and at least two, checks (if sent by first class mail) in payment of dividends or interest and
Shares during a twelve-month period have been mailed to such Shareholder's address and have been returned undelivered. However, delivery of such annual reports and proxy statements shall resume once a Shareholder's current address is determined.

     Section 6.8. Voting Powers. The Shareholders shall have power to vote only
(i) for the election of Trustees as provided in Section 2.2 hereof, (ii) for the removal of Trustees as provided in Section 2.2 hereof, (iii) with respect to any investment advisory or management contract as provided in Section 4.1, (iv) with respect to termination of the Trust as provided in Section 8.2, (v) with respect to any amendment of the Declaration to the extent and as provided in Section
8.3, (vi) with respect to any merger, consolidation, conversion or sale of assets as provided in Sections 8.4, 8.5 and 8.6, (vii) with respect to incorporation or reorganization of the Trust to the extent and as provided in
Section 8.5, (viii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a

                                      -12-

court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders,
(ix) with respect to such additional matters relating to the Trust as may be required by law, the Declaration, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as and when the
Trustees may consider necessary or desirable, and (x) with respect to those matters set forth in the designations and powers, preferences and rights and the qualifications, limitations and restrictions of the Preferred Shares, as determined in accordance with Section 6.1 hereof. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the Trust as of the record date, as determined in accordance with the By-Laws, shall not be voted. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the
Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration or the By-Laws to be taken by Shareholders. The
By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

                                   ARTICLE VII

         DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS

     The Trustees, in their absolute discretion, may prescribe and shall set forth in the By-Laws or in a duly adopted vote of the Trustees such bases and times for determining the per share net asset value of the Common Shares or net income or the declaration and payment of dividends and distributions as they may deem necessary or desirable.

                                  ARTICLE VIII

            DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS, ETC.

     Section 8.1. Duration. The Trust shall continue without limitation of time but subject to the provisions of this Article VIII.

     Section 8.2. Termination of the Trust. (a) The Trust may be terminated (i)
by the affirmative vote of the holders of not less than eighty percent (80%) of each of the Common Shares and the Preferred Shares outstanding and entitled to vote, each voting as separate classes, at any meeting of Shareholders of the
Trust, or (ii) by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by a Majority Shareholder Vote of each of such Common Shares and Preferred Shares of the Trust.

     Upon the termination of the Trust:

               (A) The Trust shall carry on no business except for the purpose of winding up its affairs.

               (B) The Trustees shall proceed to wind up the affairs of the
     Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust
     Property shall require Shareholder approval in accordance with Section 8.4 hereof.

                                      -13-

               (C) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders of the Trust according to their respective rights including any preferential rights of Preferred Shares to receive such distributions.

          (b) After termination of the Trust and distribution to the
Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties with respect to the Trust, and the rights and interests of all Shareholders of the Trust shall thereupon cease.

     Section 8.3. Amendment Procedure. (a) Except as provided in paragraph (c)
of this Section 8.3, this Declaration may be amended by a vote of a majority of each of the Common Shares and the Preferred Shares outstanding and entitled to vote, each voting as separate classes, at a meeting of Shareholders, or by an instrument in writing, without a meeting signed by a majority of the Trustees and consented to by the holders of not less than a majority of each of the
Common Shares and the Preferred Shares outstanding and entitled to vote, voting as separate classes. The Trustees may also amend this Declaration without the vote or consent of Shareholders (i) to change the name of the Trust, (ii) to supply any omission, or cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, (iii) if they deem it necessary to conform this
Declaration to the requirements of applicable federal or state laws or regulations or the requirements of the Internal Revenue Code, or to eliminate or reduce any federal, state or local taxes which are or may be payable by the
Trust or the Shareholders, but the Trustees shall not be liable for failing to do so, (iv) to make any changes deemed necessary to effectuate the designations and powers, preferences and rights, and the qualifications, limitations and restrictions adopted by the Trustees with respect to the Preferred Shares pursuant to Section 6.1 hereof, or (v) for any other purpose which does not adversely affect the rights of any Shareholder with respect to which the amendment is or purports to be applicable.

          (b) No amendment may be made under this Section 8.3 which would change any rights with respect to any Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the class of Shares of the Trust so effected outstanding and entitled to vote. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the
Trust or to permit assessments upon Shareholders.

          (c) No amendment may be made under this Section 8.3 which shall amend, alter, change or repeal any of the provisions of Sections 8.3, 8.4, 8.6 or 8.7 unless the amendment affecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of eighty percent (80%) of each of the Common Shares and the Preferred Shares outstanding and entitled to vote, each voting as separate classes. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of Preferred Shares, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

          (d) A certificate signed by a majority of the Trustees or by the
Secretary or any Assistant Secretary of the Trust, setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees or certified by the Secretary or any Assistant Secretary of the
Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust. Unless such

                                      -14-

amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective when lodged among the records of the Trust.

     Notwithstanding any other provision hereof, until such time as a
Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

     Section 8.4. Merger, Consolidation and Sale of Assets. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the
Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized, at any meeting of Shareholders called for the purpose, by the affirmative vote of the holders of not less than eighty percent (80%) of each of the Common Shares and the Preferred Shares of the
Trust, outstanding and entitled to vote, each voting as separate classes or by an instrument or instruments in writing without a meeting, consented to by the holders of not less than eighty percent (80%) of each such class of Common and
Preferred Shares; provided, however, that, if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, the vote or written consent of the holders of a majority of each of the Common Shares and the Preferred Shares outstanding and entitled to vote, each voting as separate classes, shall be sufficient authorization; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the laws of the Commonwealth of Massachusetts. Nothing contained herein shall be construed as requiring approval of Shareholders for any sale of assets in the ordinary course of business of the Trust.

     Section 8.5. Incorporation and Reorganization. With the approval of the holders of a majority of each of the Common Shares and Preferred Shares outstanding and entitled to vote, each voting as separate classes, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, partnership, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Trust holds or is about to acquire shares or any other interest. Subject to Section 8.4 hereof, the
Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust
Property to such organization or entities.

     Section 8.6. Conversion. Notwithstanding any other provision of this
Declaration, the conversion of the Trust from a "closed-end company" to an
"open-end company," as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act, shall require the affirmative vote or consent of the holders of eighty percent (80%) of each of the Common Shares and the
Preferred Shares outstanding and entitled to vote, each voting as separate classes. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law or by the terms of any class or series of Preferred Shares, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

                                      -15-

     Section 8.7. Certain Transactions. (a)Notwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (d) of this Section, the types of transactions described in paragraph (c) of this
Section shall require the affirmative vote or consent of the holders of eighty percent (80%) of each of the Common Shares and Preferred Shares outstanding and entitled to vote, each voting as separate classes, when a Principal Shareholder
(as defined in paragraph (b) of this Section) is a party to the transaction.
Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of Preferred Shares, whether nor or hereafter authorized, or any agreement between the Trust and any national securities exchange.

          (b) The term "Principal Shareholder" shall mean any corporation, person or other entity which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding Shares and shall include any affiliate or associate, as such terms are defined in clause (ii) below, of a
Principal Shareholder. For the purposes of this Section, in addition to the
Shares which a corporation, person or other entity beneficially owns directly, any corporation, person or other entity shall be deemed to be the beneficial owner of any Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding share options granted by the Trust or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above, by any other corporation, person or entity with which its
"affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of
Shares, or which is its "affiliate" or "associate" as those terms are defined in rule 12b-2 of the General Rules and Regulations under the Securities Exchange
Act of 1934 as in effect on December 1, 1986, and (b) the outstanding Shares shall include Shares deemed owned through application of clauses (i) and (ii)
above but shall not include any other Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

          (c) This Section shall apply to the following transactions: (i) the merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder; (ii) the issuance of any securities of the Trust to any Principal Shareholder for cash; (iii) the sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder
(except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period);
(iv) the sale, lease or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust of any assets of any Principal Shareholder
(except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

          (d) The provisions of this Section shall not be applicable to (i) any of the transactions described in paragraph (c) of this Section if the Board of
Trustees of the Trust shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, or (ii) any such transaction with any corporation of which a majority of the outstanding shares of all classes of stock normally entitled to vote in elections of directors is owned of record or beneficially by the Trust and its subsidiaries.

          (e) The Board of Trustees shall have the power and duty to determine for the purposes of this Section on the basis of information known to the Trust, whether (i) a corporation, person or entity beneficially owns more than five percent (5%) of the outstanding Shares, (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired or leased to or by the Trust or any subsidiary thereof, constitute a substantial part of the assets of the Trust and/or have an aggregate fair market value of less than $1,000,000, and (iv) the memorandum of

                                      -16-

understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section.

                                  ARTICLE IX

                             REPORTS TO SHAREHOLDERS

     The Trustees shall at least semi-annually submit or cause the officers of the Trust to submit to the Shareholders a written financial report of the Trust, including financial statements which shall at least annually be certified by an independent registered public accounting firm.

                                    ARTICLE X

                                  MISCELLANEOUS

     Section 10.1. Filing. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in
such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate.
Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee or by the Secretary or any Assistant Secretary of the
Trust stating that such action was duly taken in a manner provided herein. A restated Declaration (integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative), may be executed from time to time by a majority of the Trustees and shall, upon filing with the
Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

     Section 10.2. Resident Agent. CT Corporation System, 101 Federal Street,
Suite 300, Boston, Massachusetts 02110, is the resident agent of the Trust in the Commonwealth of Massachusetts.

     Section 10.3. Governing Law. This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said state.

     Section 10.4. Counterparts. The Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     Section 10.5. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, appears to be a Trustee hereunder, or Secretary or Assistant Secretary of the Trust, certifying to: (a)
the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or
Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the
Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

     Section 10.6. Provisions in Conflict with Law or Regulations. (a) The provisions of the Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such

                                      -17-

provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provisions shall be deemed superseded by such law or regulation to the extent necessary to eliminate such conflict; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration or render invalid or improper any action taken or omitted prior to such determination.

          (b) If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall pertain only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the
Declaration in any jurisdiction.

     Section 10.7. Use of the name "Morgan Stanley". Morgan Stanley has consented to the use by the Trust of the identifying name "Morgan Stanley,"
which is a property right of Morgan Stanley. The Trust will only use the name as a component of its name and for no other purpose, and will not purport to grant any third party the right to use the name "Morgan Stanley" for any purpose.
Morgan Stanley, or any corporate affiliate of its parent, may use or grant to others the right to use the name "Morgan Stanley," or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company. At the request of Morgan Stanley, the Trust will take such action as may be required to provide its consent to the use by Morgan Stanley, or by any corporate affiliate, or by any person to whom Morgan Stanley or an affiliate shall have granted the right to the use, of the name "Morgan Stanley," or any combination or abbreviation thereof. Upon the termination of any investment advisory agreement into which an affiliate of Morgan Stanley and the Trust may enter, the Trust shall, upon request by Morgan Stanley, cease to use the name
"Morgan Stanley" as a component of its name, and shall not use the name, or any combination or abbreviation thereof, as a part of its name or for any other commercial purpose, and shall cause its officers, trustees and shareholders to take any and all actions which Morgan Stanley may request to effect the foregoing and to reconvey to Morgan Stanley any and all rights to such name.

     Section 10.8. Principal Place of Business. The principal place of business of the Trust shall be 1221 Avenue of the Americas, New York, New York 10020, or
such other location as the Trustees may designate from time to time.

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     IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 6th day of February, 2006.

/s/ Michael Bozic                        /s/ Charles A. Fiumefreddo
---------------------------------------  ---------------------------------------
Michael Bozic, as Trustee                Charles A. Fiumefreddo, as Trustee
and not individually                     and not individually
c/o Kramer Levin Naftalis & Frankel LLP  c/o Morgan Stanley Trust
Counsel to the Independent Trustees      Harborside Financial Center,
1177 Avenue of the Americas              Plaza Two
New York, NY                             Jersey City, NJ

/s/ Edwin J. Garn                        /s/ Wayne E. Hedien
---------------------------------------  ---------------------------------------
Edwin J. Garn, as Trustee                Wayne E. Hedien, as Trustee
and not individually                     and not individually
1031 N. Chartwell Court                  c/o Kramer Levin Naftalis & Frankel LLP
Salt Lake City, UT                       Counsel to the Independent Trustees
                                         1177 Avenue of the Americas
                                         New York, NY

/s/ James F. Higgins                     /s/ Manuel H. Johnson
---------------------------------------  ---------------------------------------
James F. Higgins, as Trustee             Dr. Manuel H. Johnson, as Trustee
and not individually                     and not individually
c/o Morgan Stanley Trust                 c/o Johnson Smick Group Inc.
Harborside Financial Center,             888 16th Street, NW
Plaza Two                                Suite 740
Jersey City, NJ                          Washington, D.C.

/s/ Joseph J. Kearns                     /s/ Michael E. Nugent
---------------------------------------  ---------------------------------------
Joseph J. Kearns, as Trustee             Michael E. Nugent, as Trustee
and not individually                     and not individually
c/o Kearns & Associates LLC              c/o Triumph Capital, L.P.
23852 Pacific Coast Highway              445 Park Avenue
Malibu, CA                               New York, NY

/s/ Fergus Reid
---------------------------------------
Fergus Reid, as Trustee
and not individually
c/o Lumelite Plastics Corporation
85 Charles Colman Blvd.
Pawling, NY

                                      -19-